UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

An annual meeting of stockholders of CLS Holdings USA, Inc. (the “Company”) was held on Tuesday, November 28, 2023 (the “Annual Meeting”). There were present by proxy, holders of 42,650,600 shares of common stock, which constituted 58.79 % of the 72,543,141 shares eligible to vote at the Annual Meeting.

Proposal 1: The proposal to elect David Zelinger to serve for a three-year term as the Class III director was approved with the following votes:

For	Abstain
37,082,098	1,694,249

Of the shares voted, 100% voted in favor of Proposal 1.

Proposal 2: The proposal to ratify the appointment of M&K CPAs, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2024 was approved with the following votes:

For	Against	Abstain
41,255,295	1,473,038	2,665

Of the shares voted, 96.55% voted in favor of Proposal 2.

Proposal 3:          The proposal to increase the number of authorized shares to 350,000,000 from the current authorized shares of 187,500,000:

For	Against	Abstain
31,420,137	4,096,582	3,259,628

Of the shares voted, 88.46% voted in favor of Proposal 3.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.1	Certificate of Amendment.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: December 1, 2023	By: /s/ Andrew Glashow
Andrew Glashow Chairman and Chief Executive Officer